                                                                   EXHIBIT 10.14

================================================================================





                              EMPLOYMENT AGREEMENT

                                      AMONG

                                CARDTRONICS, LP,

                                CARDTRONICS, INC.

                                       AND

                                 CHRIS BREWSTER

                                 MARCH 31, 2004




================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

1.1      DEFINITIONS........................................................1
1.2      CONSTRUCTION.......................................................1

                                    ARTICLE 2
                              EMPLOYMENT AND DUTIES

2.1      EMPLOYMENT; EFFECTIVE DATE.........................................1
2.2      POSITION...........................................................1
2.3      DUTIES AND SERVICES................................................2
2.4      DUTY OF LOYALTY....................................................2

                                    ARTICLE 3
                EMPLOYMENT TERM, TERMINATION AND RELATED MATTERS

3.1      EMPLOYMENT TERM....................................................2
3.2      TERMINATION........................................................2
3.3      EFFECT OF TERMINATION..............................................3
3.4      MISCELLANEOUS TERMS RELATING TO TERMINATION........................4

                                    ARTICLE 4
               COMPENSATION, BONUSES, BENEFITS AND STOCK PURCHASE

4.1      BASE SALARY........................................................5
4.2      BONUSES............................................................5
4.3      BENEFITS...........................................................5

                                    ARTICLE 5
                            PROTECTION OF INFORMATION

5.1      DISCLOSURE TO AND PROPERTY OF THE COMPANY..........................6
5.2      DISCLOSURE TO THE EMPLOYEE.........................................6
5.3      NO UNAUTHORIZED USE OR DISCLOSURE..................................7
5.4      OWNERSHIP BY COMPANY...............................................8
5.5      ASSISTANCE BY THE EMPLOYEE.........................................8
5.6      REMEDIES...........................................................8

                                    ARTICLE 6
               STATEMENTS CONCERNING THE COMPANY AND THE EMPLOYEE

6.1      IN GENERAL.........................................................8

                                    ARTICLE 7
                        NON-COMPETITION AFTER TERMINATION

7.1      IN GENERAL.........................................................9

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1      NOTICES...........................................................11
8.2      APPLICABLE LAW....................................................11
8.3      NO WAIVER.........................................................11
8.4      SEVERABILITY......................................................11
8.5      COUNTERPARTS......................................................12
8.6      WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS................12
8.7      HEADINGS..........................................................12
8.8      GENDER AND PLURALS................................................12
8.9      ASSIGNMENT........................................................12
8.10     AMENDMENT; ENTIRE AGREEMENT.......................................12
8.11     ARBITRATION.......................................................12
8.12     EMPLOYEE'S REPRESENTATION.........................................13
8.13     OTHER MATTERS.....................................................13
8.14     INDEMNIFICATION...................................................13


EXHIBITS:

A -      Defined Terms

B -      Form of Nonstatutory Stock Option Agreement

C -      Form of Release Agreement

                              EMPLOYMENT AGREEMENT

                                (Chris Brewster)

      This EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and among Cardtronics, LP, a Delaware limited partnership (the "COMPANY"), Cardtronics, Inc., a Delaware corporation ("CARDTRONICS, INC."), and Chris Brewster, a resident of Harris County, Texas (the "EMPLOYEE"), as of March 31, 2004. Cardtronics, Inc. joins in the execution of this Agreement for the sole purpose of evidencing its agreement to the provisions set forth in Sections 4.3(d), 6.1 and 8.14.

      In consideration of the employment by the Company, and of the compensation and other remuneration to be paid by the Company to the Employee for such employment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee, the Company and the Employee agree as follows:

                                   ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

      1.1 DEFINITIONS. In addition to terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A.

      1.2 CONSTRUCTION. All article, section, subsection and exhibit references used in this Agreement are to this Agreement unless otherwise specified. Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate,
(b) the words "includes" or "including" shall mean "including without limitation," and (c) the words "hereof," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

                                   ARTICLE 2
                              EMPLOYMENT AND DUTIES

      2.1 EMPLOYMENT; EFFECTIVE DATE. Subject to the terms of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, beginning as of February 17, 2004 (the "EFFECTIVE DATE") and continuing until the last day of the Employment Term.

      2.2 POSITION. During the Employment Term, the Employee shall serve as the Chief Financial Officer of the Company or such other position as the Company and the Employee mutually agree. As long as Cardtronics, Inc. is the direct or indirect owner of the Company, the Employee shall also serve as the Chief Financial Officer of Cardtronics, Inc. The Employee shall report directly to the Chief Executive Officer of the Company and of Cardtronics, Inc. As the Chief Financial Officer of the Company and Cardtronics, Inc., the Employee will have primary responsibility, subject to the direction of the Board and the Chief Executive Officer, of the Company's and Cardtronics, Inc.'s financial operations including accounting functions, financial reporting, taxes, risk management, budgets, financial projections, financial support to the Board and assistance with investor relations.

      2.3 DUTIES AND SERVICES. The Employee shall perform diligently and to the best of his abilities the duties and services appertaining to the Employee's position as provided in Section 2.2, as well as such additional duties and services appropriate to such position that the Board may determine from time to time. The Employee's employment shall also be subject to the policies maintained and established by the Board, as the same may be amended from time to time. In furtherance of the foregoing, the Employee shall devote his full business time, energy and efforts to the business and affairs of the Company and its Affiliates and shall not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company. The foregoing notwithstanding, the parties recognize that the Employee may engage in passive personal investments and other non-competitive business activities that do not conflict with the business and affairs of the Company or its Affiliates or interfere with the Employee's performance of his duties hereunder.

      2.4 DUTY OF LOYALTY. The Employee acknowledges and agrees that the Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and its Affiliates and to do no act that would injure the business, interests or reputation of the Company or any of its Affiliates. In keeping with these duties, the Employee shall make full disclosure to the Board of all business opportunities pertaining to the Company's business and shall not appropriate for the Employee's own benefit any such business opportunities.

                                   ARTICLE 3
                EMPLOYMENT TERM, TERMINATION AND RELATED MATTERS

      3.1 EMPLOYMENT TERM. The term of this Agreement shall commence on the Effective Date and end on the third anniversary of the Effective Date (the "STATED TERM") unless earlier terminated in accordance with this Agreement (the Employee's actual period of employment, whether extending through the Stated Term or terminated earlier in accordance with this Agreement, is referred to herein as the "EMPLOYMENT TERM").

      3.2 TERMINATION. Notwithstanding the provisions of Section 3.1, the Employee's employment shall terminate prior to the expiration of the Stated Term as follows:

            (a) automatically, upon the Employee's death or voluntary resignation;

            (b)   by the Company, upon notice to the Employee:

                  (i) upon the Employee becoming incapacitated by accident, sickness or other circumstance that renders him Totally Disabled;

                  (ii) upon the occurrence of any conduct or event constituting Cause, but only after (A) an act or omission occurs which may constitute Cause, (B) the Company notifies the Employee (the "FOR CAUSE NOTICE") that the Company intends to terminate his employment for Cause (and the acts or omissions which allegedly constitute Cause must be described by the Company in reasonable detail in the For Cause Notice); and (C) in the case of an act or omission described in clauses (a), (c), (d) or (f) of the definition of the term Cause set forth in Exhibit A, within 10 days after receiving such notice from the Company, the Employee fails to cure the circumstances which gave rise to a potential termination for Cause or otherwise prevent the event which constituted grounds for Cause before the occurrence of such event; or

                  (iii) at any time after 120 days after the Effective Date, for any reason other than (A) the expiration of the Stated Term or (B) a reason described in Section 3.2(a), 3.2(b)(i) or 3.2(b)(ii) (termination by the Company under this clause (iii) being referred to as a "WITHOUT CAUSE TERMINATION");

            (c)   by the Employee, if:

                  (i)   a Good Reason Event occurs;

                  (ii) the Employee notifies the Company (the "GOOD REASON NOTICE") within one year of the occurrence of the Good Reason Event that the Employee intends to terminate his employment with the Company because of the occurrence of a Good Reason Event (which event must be described by the Employee in reasonable detail in the Good Reason Notice); and

                  (iii) within 20 days after receiving such notice from the
                        Employee, the Company fails to reinstate the Employee to the position he was in, or otherwise cure the circumstances giving rise to the Good Reason Event, before the occurrence of such event.

      Termination under Section 3.2(c) is referred to elsewhere in this Agreement as a "GOOD REASON TERMINATION."

      3.3   EFFECT OF TERMINATION

            (a) If the Employee's employment under this Agreement terminates at the expiration of the Stated Term or for any reason described in Section 3.2(a), 3.2(b)(i) or 3.2(b)(ii), all compensation, bonuses and benefits to the Employee not yet accrued hereunder shall terminate contemporaneously with the expiration of the Employment Term, but the Employee will be entitled to (i) payment of all accrued and unpaid Base Salary to the date of termination, (ii) reimbursement for all incurred but unreimbursed expenses for which the Employee is entitled to reimbursement in accordance with the Company's written policies,
(iii) benefits to which the Employee is entitled under the terms of any applicable benefit plan or program, and (iv) in the case of termination of employment for any reason other than Cause as described in Section 3.2(b)(ii), payment of any unpaid bonus for the fiscal year ending prior to the date of such termination and a pro rata bonus for the fiscal year in which such termination occurs.

            (b) If the Employee's employment terminates because of a Without Cause Termination by the Company or a Good Reason Termination by the Employee, subject to delivery (without revocation) of the release described in Section 3.4(c) and subject to the severance mitigation provisions of Section 3.4(a), the Employee (or his estate, as applicable) shall be entitled to receive all benefits described in clauses (i) through (iv) of Section 3.3(b) and severance pay equal to the Base Salary for 12 months (the "SEVERANCE PERIOD"). All severance payments due under this Section 3.3(b) shall become due and payable at such times and in such installments as would have been payable if the Employee had not been so terminated. During the portion, if any, of the Severance Period that the Employee elects to continue coverage for himself and his eligible dependents under the Company's group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), and/or Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, the Company shall promptly reimburse the Employee on a monthly basis for the difference between the amount the Employee pays to effect and continue such coverage and the employee contribution amount that active senior executive employees pay for the same or similar coverage under the Company's group health plans. In addition, during the Severance Period, the Employee will be entitled to continued coverage under all other Company welfare benefit plans, subject only to the requirement that he continue to pay the required premiums, if any, applicable to active senior executive employees for the same or similar coverage.

      3.4   MISCELLANEOUS TERMS RELATING TO TERMINATION.

            (a) (a) If the Employee is entitled to severance pay under Section 3.3(b) and the Employee subsequently accepts employment with or provides services to a third party for compensation on a full-time basis (which shall mean 20 hours or more per week), then the Company's obligation to pay the Employee any severance pay thereafter shall be reduced by the gross earnings paid to or earned by the Employee from such other employment or provision of services during the Severance Period. The Employee agrees promptly to notify the Company if he accepts any employment or enters into any service arrangement as described above that provides the Employee with compensation.

            (b) Notwithstanding anything to the contrary in this Agreement, the Company may set off any amounts of money owed by the Employee to the Company (arising under this Agreement or otherwise) against any payments owed by the Company to the Employee (arising under this Agreement or otherwise).

            (c) In light of the difficulties in estimating the damages for a termination of this Agreement before the expiration of the Stated Term, the Company and the Employee hereby agree that the severance payments, if any, to be received by the Employee pursuant to Section 3.3(b) shall be received by the Employee as liquidated damages, and the Employee shall not have any right to any other payment or damages except for such liquidated damages. As a condition to receiving any severance payments owing under this Agreement, the Employee will enter into and deliver to the Company a separate full release and waiver substantially in the form attached hereto as Exhibit C (with such changes to such form as the Company or the Employee may reasonably require to reflect the circumstances relating to the termination of the Employee's employment and/or changes in applicable law). Notwithstanding anything to the contrary in this Agreement, severance payments will not be payable by the Company unless and until the release has been executed by the Employee and has not been revoked and is no longer subject to revocation by the Employee.

            (d) Termination of the Employee's employment with the Company (whether because of the expiration of the Stated Term or for any other reason) shall not affect the continuing applicability of the terms set forth in Articles 5, 6, 7 and 8, all of which shall continue in full force and effect during and after the Employee's employment hereunder.

                                   ARTICLE 4
               COMPENSATION, BONUSES, BENEFITS AND STOCK PURCHASE

      4.1 BASE SALARY. During the Employment Term, the Company shall pay the Employee a gross base salary of $225,000 (as such may be adjusted from time to time pursuant to the following sentence) (the "BASE SALARY"), which the Company shall pay to the Employee in bi-weekly installments in accordance with the Company's regular payroll practice for management employees. The Base Salary is expected to increase by 5% of the prior year's Base Salary on each anniversary of the Effective Date; provided, whether an increase actually occurs is subject to the sole discretion of the Board. Thus, no obligation to increase Base Salary shall exist by reason of the foregoing expectation.

      4.2 BONUSES. In addition to the Base Salary due under Section 4.1, the Employee may be eligible for a bonus (a "BONUS") in each fiscal year during the Employment Term in accordance with and pursuant to the Company's then-current bonus plan ("BONUS PLAN"). The Bonus Plan will be implemented and administered by the Compensation Committee of the Board, and any bonuses payable thereunder shall be based upon a number of factors determined and set by the Compensation Committee in its sole discretion. Such factors may include, but not be limited to, the achievement by the Company of certain performance objectives, and the operation of the Company within the budgets approved by the Board. Subject to achieving the performance standards set by the Compensation Committee, the targeted Bonus payable to the Employee will be 40% of the Employee's annual Base Salary, but the ultimate Bonus amount paid to the Employee, if any, will be determined at the sole discretion of the Compensation Committee. If the Employment Term during any fiscal year is less than the full fiscal year, the Bonus, if any, attributable to any fiscal year shall be prorated for the actual number of days of the Employment Term that elapses during such fiscal year.

      4.3   BENEFITS.

            (a) During the Employment Term, except as expressly provided otherwise in this Agreement (e.g. severance, vacation, bonuses and equity incentive compensation), the Employee shall be eligible for participation in and to receive all benefits under welfare benefit plans, practices, policies and programs of the Company, including the Company's medical, dental, disability, and 401(k) plans as may be in effect from time to time for other similarly situated employees of the Company.

            (b) The Employee shall be entitled to three weeks paid vacation for each 12-month period during the Employment Term and sick leave in accordance with the Company's prevailing policy for its executives.

            (c) The Company shall reimburse the Employee for all reasonable and proper travel and out-of-pocket expenses incurred by the Employee in connection with the performance of his duties, all in accordance with the Company's written policies as provided to the Employee from time to time.

            (d) Effective as of March 31, 2004, Cardtronics, Inc. shall grant to the Employee an option (the "INITIAL OPTION") to purchase 45,000 shares of Common Stock of Cardtronics, Inc. pursuant to a stock incentive plan maintained by Cardtronics, Inc. The Initial Option shall be evidenced by a Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit B, and such agreement and the plan referenced therein shall govern the terms and conditions of the Initial Option. The purchase price for each share of Common Stock of Cardtronics, Inc. subject to the Initial Option shall be equal to $52 per share.

                                   ARTICLE 5
                            PROTECTION OF INFORMATION

      5.1 DISCLOSURE TO AND PROPERTY OF THE COMPANY. All information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by the Employee, individually or in conjunction with others, during the Employment Term (whether during business hours or otherwise and whether on the Company's premises or otherwise) that relate to the Company's or any of its Affiliates' business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) (collectively, "CONFIDENTIAL INFORMATION") shall be disclosed to the Company and are and shall be the sole and exclusive property of the Company or its Affiliates. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression (collectively, "WORK PRODUCT") are and shall be the sole and exclusive property of the Company or its Affiliates. Upon termination of the Employee's employment by the Company, for any reason, the Employee promptly shall deliver such Confidential Information and Work Product, and all copies thereof, to the Company.

      5.2 DISCLOSURE TO THE EMPLOYEE. The Company shall disclose to the Employee, or place the Employee in a position to have access to or develop, Confidential Information and Work Product of the Company or its Affiliates; and/or shall entrust the Employee with business opportunities of the Company or its Affiliates; and/or shall place the Employee in a position to develop business good will on behalf of the Company or its Affiliates. The Employee agrees to preserve and protect the confidentiality of all Confidential Information or Work Product of the Company or its Affiliates.

      5.3 NO UNAUTHORIZED USE OR DISCLOSURE. The Employee agrees that he will not, at any time during or after the Employee's employment by the Company, make any unauthorized disclosure of, and will prevent the removal from the Company premises of, Confidential Information or Work Product of the Company or its Affiliates, or make any use thereof, except in the carrying out of the Employee's responsibilities hereunder. The Employee shall use commercially reasonable efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. The Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Employee shall provide the Company with prompt notice of such requirement prior to making any such disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Employee agrees to deliver to the Company, at any time during the Employment Term, or thereafter, all Confidential Information that he may possess or control. The Employee agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Employment Term exclusively belongs to the Company (and not to the Employee), and the Employee will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership. Affiliates of the Company shall be third party beneficiaries of the Employee's obligations under this Section. As a result of the Employee's employment by the Company, the Employee may also from time to time have access to, or knowledge of, Confidential Information or Work Product of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Company and its Affiliates. The Employee also agrees to preserve and protect the confidentiality of such third party Confidential Information and Work Product to the same extent, and on the same basis, as the Company's Confidential Information and Work Product.

      5.4 OWNERSHIP BY COMPANY. If, during the Employment Term the Employee creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, or acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to the Company's business, products, or services, whether such work is created solely by the Employee or jointly with others (whether during business hours or otherwise and whether on the Company's premises or otherwise), the Company shall be deemed the author of such work if the work is prepared by the Employee in the scope of the Employee's employment; or, if the work is not prepared by the Employee within the scope of the Employee's employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and the Company shall be the author of the work. If such work is neither prepared by the Employee within the scope of the Employee's employment nor a work specially ordered that is deemed to be a work made for hire, then the Employee hereby agrees to assign, and by these presents does assign, to the Company all of the Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

      5.5 ASSISTANCE BY THE EMPLOYEE. During the Employment Term and thereafter, the Employee, upon reasonable notice and in exchange for reimbursement of any expenses reasonably incurred, shall assist the Company and its nominee, at any time, in the protection of the Company's or its Affiliates' worldwide right, title and interest in and to Work Product and the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

            5.6 REMEDIES. The Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by the Employee, and the Company or its Affiliates shall be entitled to enforce the provisions of this Article 5 by terminating payments then owing to the Employee under this Agreement or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Employee and his agents.

                                   ARTICLE 6
               STATEMENTS CONCERNING THE COMPANY AND THE EMPLOYEE

      6.1 IN GENERAL. The Employee shall refrain, both during the Employment Term and thereafter, from publishing any oral or written statements about the Company, any of its Affiliates or any of such entities' officers, employees and consultants, agents or representatives that are (a) slanderous, libelous or defamatory, (b) that disclose Confidential Information about the Company, any of its Affiliates or any of such entities' business affairs, officers, employees and consultants, agents or representatives, (c) that constitute an intrusion into the seclusion or private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates, (d) that give rise to unreasonable publicity about the private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates, (e) that place the Company, any of its Affiliates, or any of such entities' officers, employees and consultants, agents or representatives in a false light before the public or (f) that constitute a misappropriation of the name or likeness of the Company, any of its Affiliates or any of such entities' officers, employees and consultants, agents or representatives; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Employee to any state or federal law enforcement agency or require notice to the Company thereof, and the Employee will not be in breach of the covenant contained above solely by reason of his testimony which is compelled by process of law. The Company and Cardtronics, Inc. shall refrain, both during the Employment Term and thereafter, from publishing any oral or written statements regarding the Employee that are
(a) slanderous, libelous or defamatory, (b) that constitute an intrusion into the seclusion or private lives of the Employee or any member of his family, (c) that give rise to unreasonable publicity about the private lives of the Employee or his family, or (d) that place the Employee or his family in a false light before the public; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company or Cardtronics, Inc. to any state or federal law enforcement agency or require notice to the Employee thereof, and the Company and Cardtronics, Inc. will not be in breach of the covenant contained above solely by reason of their testimony which is compelled by process of law. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its Affiliates and the Employee under this provision are in addition to any and all rights and remedies otherwise afforded by law.

                                   ARTICLE 7
                        NON-COMPETITION AFTER TERMINATION

      7.1 IN GENERAL. As part of the consideration for the compensation and benefits to be paid to the Employee hereunder; to protect the trade secrets and Confidential Information of the Company or its Affiliates that will in the future be disclosed or entrusted to the Employee, the business good will of the Company or its Affiliates that will in the future be developed in the Employee, or the business opportunities that will in the future be disclosed or entrusted to the Employee by the Company or its Affiliates; and as an additional incentive for the Company to enter into this Agreement, the Company and the Employee agree to the provisions of this Section 7.1. The Employee agrees that, from the date hereof until 24 months after the end of the Employment Term (the "NON-COMPETE PERIOD"), the Employee shall not:

            (a) directly or indirectly participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, contractor or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of, the segment or division of any business in any of the business territories in which the Company is presently or from time-to-time conducting business that either conducts a business similar to that conducted by the Company or its Affiliates or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by the Company or its Affiliates (a "COMPETITIVE OPERATION"); provided, however, that this provision shall not preclude the Employee from owning less than 2% of the equity securities of any publicly held Competitive Operation so long as the Employee does not serve as an employee, officer, director or consultant to such business;

            (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (i) hire, contract or solicit, or attempt any of the foregoing, with respect to hiring any employee of the Company or its Affiliates, or (ii) induce or otherwise counsel, advise or encourage any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates;

            (c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity call upon, solicit, divert or take away, any customer or vendor of the Company or its Affiliates with whom the Employee dealt, directly or indirectly, during his engagement with the Company or its Affiliates, in connection with a Competitive Operation;

            (d) call upon any prospective acquisition candidate on the Employee's own behalf or on behalf of any Competitive Operation, which candidate is a Competitive Operation or which candidate was, to the Employee's knowledge after due inquiry, either called upon by the Company or for which the Company or any of its Affiliates made an acquisition analysis, for the purpose of acquiring such entity; or

            (e) directly or indirectly participate in the ownership, management, operation or control of more than 2% of the ownership interest in the segment or division of any business which is a customer, vendor, supplier or lessor of goods and services to the Company without the written consent of the Board which, after the Employment Term, shall not be unreasonably withheld. This restriction shall include any Family Member of the Employee. Further, the Employee shall, on an annual basis or from time to time as required by the Company, disclose which entities, if any, in which they or any Family Member directly or indirectly participate in the ownership, management, operation or control of, or are connected as an officer, employee, partner, director or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of any business that is a customer, vendor, supplier or lessor of goods, services or real property to the Company.

      It is agreed by the parties that the foregoing covenants in this Article 7 impose a reasonable restraint on the Employee.

      The covenants in this Article 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and the Agreement shall thereby be reformed.

                                   ARTICLE 8
                                  MISCELLANEOUS

      8.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:              Cardtronics, LP
                                            3110 Hays, Suite 300
                                            Houston, Texas 77082
                                            Attention:  Chief Executive Officer

         with a copy to:                    Vinson & Elkins L.L.P.
                                            1001 Fannin Street, Suite 2300
                                            Houston, Texas 77002
                                            Attention:  Mr. Bruce C. Herzog

         If to the Employee to:             Chris Brewster
                                            2935 Chevy Chase Dr.
                                            Houston, Texas 77019

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

      8.2 APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

      8.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      8.4 SEVERABILITY. To the extent permitted by applicable law, the Company and the Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Company and the Employee's bargain hereunder. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that term or provision shall not affect the validity or enforceability of any other term or provision of this Agreement, and all other terms or provisions shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

      8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      8.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company's employees generally.

      8.7 HEADINGS. The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

      8.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, the singular number includes the plural and vice-versa, "or" has the inclusive meaning identified with the phrase "and/or" and "including" has the inclusive meaning frequently identified with the phrase "but not limited to."

      8.9 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. Except as provided in the preceding sentence and except that the Company may assign its rights hereunder to an Affiliate, this Agreement and the rights and obligations of the parties hereunder are personal and neither this Agreement nor any right, benefit or obligation of either party hereto shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

      8.10 AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by both parties. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of the Employee by the Company and supersedes any and all prior agreements, including employment agreements, bonus plans, benefit plans and other compensation or benefit plans and agreements.

      8.11 ARBITRATION. In the event of any dispute, difference or question arising between the Company and the Employee in connection with this Agreement or the discussion, negotiation, drafting or making hereof, or any clause or the construction thereof, or the rights, duties or liabilities of either party, then and in every such case, unless the parties agree on the appointment of a single arbitrator, the matter of difference shall be referred to one arbitrator appointed by the American Arbitration Association, and the arbitration of such dispute shall be administered in accordance with the employment rules of the American Arbitration Association. The arbitrator shall determine the place or places in Harris County, Texas, where meetings are to be held. The arbitrator must base his or her decision, with respect to the difference before him or her, on the contents of this Agreement and the relevant facts, and the decision of the arbitrator shall be binding on both parties. Nothing herein is or shall be deemed to preclude the Company's resort to the injunctive relief prescribed in this Agreement, including any injunctive relief implemented by the arbitrators pursuant to this Section 8.11.

      8.12 EMPLOYEE'S REPRESENTATION. The Employee hereby warrants and represents to Company that the Employee has carefully reviewed the Agreement and has consulted with such advisors as the Employee considers appropriate in connection with this Agreement, and is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of the Employee's prior employment that would be breached or violated by the Employee's execution of this Agreement or by the Employee's performance of his duties hereunder.

      8.13 OTHER MATTERS. Employee agrees and hereby acknowledges that the obligations owed to the Employee under this Agreement are solely those of the Company, and, where expressly noted, Cardtronics, Inc. and that none of the Company's stockholders, directors, officers, other Affiliates, representatives, agents or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

      8.14 INDEMNIFICATION. The Company agrees to indemnify the Employee to the extent set forth in the Company's and Cardtronics, Inc.'s partnership agreement or Certificate of Incorporation and By-Laws, as applicable, in effect as of the date hereof.

            [The remainder of this page is intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above, to be effective as of the Effective Date.

                                    THE COMPANY:

                                    CARDTRONICS, LP

                                    By: /s/ Jack M. Antonini
                                        ----------------------------------------
                                        Jack M. Antonini
                                        President and Chief Executive Officer



                                    EMPLOYEE:

                                    /s/  Chris Brewster
                                    --------------------------------------------
                                    Chris Brewster



                                    SOLELY FOR PURPOSES OF SECTIONS 4.3(d),
                                    6.1 AND 8.14:

                                    CARDTRONICS, INC.

                                    By: /s/ Jack M. Antonini
                                        ----------------------------------------
                                        Jack M. Antonini
                                        President and Chief Executive Officer

                                   EXHIBIT A
                                 DEFINED TERMS

      As used in the Agreement, the following terms shall have the respective meanings set forth below or set forth in the provision of the Agreement following such term.

      "AFFILIATE" means, with respect to any other person or entity, any other person or entity (a) that is directly or indirectly controlled by the person or entity in question, (b) that directly or indirectly controls the person or entity in question or (c) that directly or indirectly is under common control with the person or entity in question. For purposes of the foregoing definition,
(i) a person or entity controls another entity if it or he directly or indirectly owns, or has the right to vote, at least 20% of the beneficial interests in the entity or if through other agreements (e.g., management agreement) has the right to control the policies of such entity; (ii) indirect control includes control held through one or more tiers of subsidiary or intervening entities (such as corporations, partnerships, trusts, or limited liability companies) and (iii) "control" includes the ability, directly or indirectly, to direct the management or policies of such entity, whether through the ownership of voting rights, pursuant to a contract, or otherwise.

      "BASE SALARY" shall have the meaning ascribed to such term in Section 4.1 of this Agreement.

      "BOARD" means the Board of Directors of Cardtronics, Inc., a Delaware corporation that indirectly owns all of the partnership interests of the Company. Cardtronics, Inc. is the sole managing partner of the general partner of the Company. In such capacity, the Board makes certain decisions on behalf of Cardtronics, Inc., which acts on behalf of the general partner of the Company.

      "BONUS" shall have the meaning ascribed to such term in Section 4.2 of this Agreement.

      "CAPSTREET INVESTORS" has the meaning given such term in the Investors Agreement of Cardtronics, Inc., a Delaware corporation, among Cardtronics, Inc. and certain of its stockholders including CapStreet II, L.P.

      "CAUSE" shall exist if the Employee (a) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder,
(b) has been indicted with respect to a felony offense, (c) has willfully refused to perform the duties and responsibilities required of him hereunder,
(d) has materially breached any Company policy or code of conduct established by the Company of which he is aware or should have been aware, (e) has willfully engaged in conduct that he knows or should know is materially injurious to the Company or any of its Affiliates or (f) has materially breached any provision of this Agreement.

      "CHANGE IN CONTROL" means:

            (a) prior to the date of an IPO, (i) any transaction or event pursuant to which the CapStreet Investors cease to collectively own 50% or more of the number of shares of Common Stock of Cardtronics, Inc. that they own on the Effective Date or (ii) all or substantially all of the assets of Cardtronics, Inc. are transferred to an entity that is not owned (in substantially the same proportions) by the holders of equity securities of Cardtronics, Inc. immediately prior to such transaction; and

            (b) from and after the date of an IPO, (i) a merger of Cardtronics, Inc. with another entity, a consolidation involving Cardtronics, Inc., or the sale of all or substantially all of the assets of Cardtronics, Inc. to another entity if, in any such case, (A) the holders of equity securities of Cardtronics, Inc. immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Cardtronics, Inc. immediately prior to such transaction or event or (B) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of Cardtronics, Inc., (iii) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (other than the CapStreet Investors) acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (A) if Cardtronics, Inc. has not engaged in a merger or consolidation, Cardtronics, Inc. or (B) if Cardtronics, Inc. has engaged in a merger or consolidation, the resulting entity or (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of this paragraph (b),
      (I) "resulting entity" in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of Cardtronics, Inc. receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity and (II) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term "Cardtronics, Inc." shall refer to the resulting entity and the term "Board" shall refer to the board of directors (or comparable governing body) of the resulting entity.

      Notwithstanding the foregoing, in no event shall an IPO constitute a Change in Control.

      "COMPANY" shall have the meaning ascribed to such term in the preamble of this Agreement.

      "COMPENSATION COMMITTEE" means a committee formed by the Board for the purpose of determining compensation levels (including base salary, bonus and stock options) of key management and officers of the Company; provided, however, that in the event the Board does not appoint such a committee, the Board shall be considered the Compensation Committee for purposes of this Agreement.

      "COMPETITIVE OPERATION" shall have the meaning ascribed to such term in
Section 7.1(a) of this Agreement.

      "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in
Section 5.1 of this Agreement.

      "EMPLOYEE" shall have the meaning ascribed to such term in the preamble of this Agreement.

      "EMPLOYMENT TERM" shall have the meaning ascribed to such term in Section
3.1 of the Agreement.

      "FAMILY MEMBER" means any relative or spouse of such person or any relative of such spouse, any one of whom has the same home as such person.

      "GOOD REASON EVENT" means any of the following events:

            (a)   a Change in Control occurs;

            (b) without the Employee's prior consent, the assignment to the Employee by the Company of duties inconsistent with the Employee's position as Chief Financial Officer of the Company or Cardtronics, Inc., or any significant reduction or significant change in either position or job function, except in connection with the termination of employment for Cause or in connection with the termination of employment by reason of the Employee becoming Totally Disabled;

            (c) without the Employee's prior consent, the Company requires the Employee to relocate more than 100 miles from the Company's existing corporate headquarters in Houston, Texas; or

            (d) a material breach of Article 4 of the Agreement by the Company or an Affiliate.

      "IPO" means the initial sale of any class of common stock of Cardtronics, Inc. pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any successor forms).

      "NON-COMPETE PERIOD" shall have the meaning ascribed to such term in
Section 7.1 of this Agreement.

      "TOTALLY DISABLED" shall mean failure by the Employee, by reason of illness, incapacity or other disability, to perform his duties or fulfill his obligations under this Agreement in the view of the Company and as certified in writing by a competent medical physician chosen by the Company, for a cumulative total of 180 days in any 12-month period.

      "WORK PRODUCT" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

                                    EXHIBIT B

THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE SUBSCRIBER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

                       NONSTATUTORY STOCK OPTION AGREEMENT
                                [CHRIS BREWSTER]

      This NONSTATUTORY STOCK OPTION AGREEMENT is made as of the 31st day of March, 2004 (the "DATE OF Grant"), between CARDTRONICS, INC., a Delaware corporation (the "COMPANY"), and CHRIS BREWSTER ("EMPLOYEE").

      To carry out the purposes of the CARDTRONICS 2001 STOCK INCENTIVE PLAN (the "PLAN"), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $.0001 per share ("STOCK"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

      1. EMPLOYMENT AGREEMENT; DEFINED TERMS. Cardtronics, LP and Employee have heretofore entered into an Employment Agreement dated as of March 31, 2004 (as the same may be amended from time to time, the "EMPLOYMENT AGREEMENT") setting forth certain terms and conditions relating to Employee's employment by Cardtronics, LP. For all purposes of this Agreement, the terms "CAUSE," "CHANGE IN CONTROL," "GOOD REASON TERMINATION," "IPO," "TOTALLY DISABLED," and "WITHOUT CAUSE TERMINATION" shall have the meanings assigned to such terms in the Employment Agreement. Other capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

      2. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("OPTION") to purchase all or any part of an aggregate of 45,000 shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code. This Option constitutes the stock option described in Section 4.3(d) of the Employment Agreement.

      3. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $52 per share.

      4. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from February 17, 2004 (which is the effective date of the Employment Agreement), to the date of such exercise, in accordance with the following schedule:

                                               PERCENTAGE OF SHARES
           NUMBER OF FULL YEARS                THAT MAY BE PURCHASED
           --------------------                ---------------------
           Less Than One Year                          0%
           One Year                                  33 1/3%
           Two Years                                 66 1/3%
           Three Years or More                        100%

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

            (a) If Employee's employment with the Company terminates by reason of Employee becoming Totally Disabled, then this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

            (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee's death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee's death.

            (c) If a Change in Control occurs while Employee is in the employ of the Company and prior to the date of an IPO, then this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) while he is employed or for the three-year period following any subsequent termination of employment, but only as to the greater of (i) the number of shares determined pursuant to the schedule above as of the date of the Change in Control plus an additional 50% of the number of shares covered by this Option as provided in the first sentence of Paragraph 2 of this Agreement (as adjusted pursuant to the terms and provisions of the Plan) or (ii) the number of shares determined pursuant to the schedule above as of the earlier of the date of any such exercise or the date of Employee's termination of employment; provided, however, that in no event shall this Option be exercisable for more than 100% of the number of shares covered by this Option as provided in the first sentence of Paragraph 2 of this Agreement (as adjusted pursuant to the terms and provisions of the Plan).

            (d) If Employee's employment with the Company terminates prior to the date of an IPO due to a Without Cause Termination by the Company or a Good Reason Termination by Employee, then, subject to Employee's delivery (without revocation) of the release described in Section 3.4(c) of the Employment Agreement, this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of three years following such termination, but only as to a number of shares equal to the sum of (i) the number of shares Employee was entitled to purchase hereunder as of the date of such termination and (ii) 50% of the number of shares covered by this Option as provided in the first sentence of Paragraph 2 of this Agreement (as adjusted pursuant to the terms and provisions of the Plan); provided, however, that in no event shall this Option be exercisable for more than 100% of the number of shares covered by this Option as provided in the first sentence of Paragraph 2 of this Agreement (as adjusted pursuant to the terms and provisions of the Plan).

            (e) If a Change in Control occurs while Employee is in the employ of the Company and on or after the date of an IPO, then this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) while he is employed or for the three-year period following any subsequent termination of employment.

            (f) If Employee's employment with the Company terminates on or after the date of an IPO due to a Without Cause Termination by the Company or a Good Reason Termination by Employee, then, subject to Employee's delivery (without revocation) of the release described in Section 3.4(c) of the Employment Agreement, this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of three years following such termination.

            (g) If Employee's employment with the Company terminates for any reason other than as described in (a), (b), (c), (d), (e) or (f) above, unless such employment is terminated for Cause, then this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date of such termination.

Notwithstanding the foregoing, this Option shall not be exercisable in any event after the expiration of ten years from the Date of Grant. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Compensation Committee), (c) if the Stock is readily tradable on a national securities market, through a "cashless-broker" exercise in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Employee for federal, state or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this option shall be effective until Employee (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

      6. INVESTORS AGREEMENT. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of that certain Investors Agreement dated as of June 4, 2001, among the Company and certain of its stockholders, as the same may be amended or restated from time to time (the "INVESTORS Agreement"); provided, however, that if this Option has not been exercised in full by Employee, then this Option shall constitute a "Security" for purposes of Section 8 of Exhibit B to the Investors Agreement. Employee agrees that Employee and Employee's spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board, in its discretion, may require to evidence such persons' agreement to be bound by the terms of the Investors Agreement.

      7. LOCK-UP PROVISION. Employee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Employee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

      8. STATUS OF STOCK. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

      In addition, Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Compensation Committee deems appropriate in order to assure compliance with the terms and provisions of the Investors Agreement, Paragraph 7 of this Agreement, and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Investors Agreement, Paragraph 7 of this Agreement, or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

      9. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the "Affiliate" status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Compensation Committee and its determination shall be final.

      10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

      11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

      12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                          CARDTRONICS, INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                          --------------------------------------
                                          CHRIS BREWSTER

                                    EXHIBIT C

                                RELEASE AGREEMENT

      This Release Agreement (this "AGREEMENT") constitutes the release referred to in that certain Employment Agreement (the "EMPLOYMENT AGREEMENT") dated as of March 31, 2004, by and among Chris Brewster ("EMPLOYEE"), Cardtronics, LP (the "COMPANY") and Cardtronics, Inc. ("PARENT").

      For good and valuable consideration, including the Company's provision of certain payments and benefits to Employee in accordance with Section 3.3(b) of the Employment Agreement [and an increase in the vested percentage of the Initial Option (as such term is defined in the Employment Agreement)], Employee hereby releases, discharges and forever acquits the Company, Parent, their respective Affiliates (as such term is defined in the Employment Agreement) and the past, present and future stockholders, members, partners, directors, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns of the foregoing, in their personal and representative capacities (collectively, the "COMPANY PARTIES"), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Employee's employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter on or prior to the date of this Agreement including without limitation any alleged violation through the date of this Agreement of: (i) the Age Discrimination in Employment Act of 1967, as amended; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) the Civil Rights Act of 1991; (iv) Section 1981 through 1988 of Title 42 of the United States Code, as amended; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) the Immigration Reform Control Act, as amended; (vii) the Americans with Disabilities Act of 1990, as amended;
(viii) the National Labor Relations Act, as amended; (ix) the Fair Labor Standards Act, as amended; (x) the Occupational Safety and Health Act, as amended; (xi) the Family and Medical Leave Act of 1993; (xii) any state anti-discrimination law; (xiii) any state wage and hour law; (xiv) any other local, state or federal law, regulation or ordinance; (xv) any public policy, contract, tort, or common law claim; (xvi) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters; (xvii) any and all rights, benefits or claims Employee may have under any employment contract, incentive compensation plan or stock option plan with any Company Party or to any ownership interest in any Company Party except as expressly provided in the Employment Agreement, the Investors Agreement of Cardtronics, Inc. and any stock option or other equity compensation agreement between Employee and Parent and (xviii) any claim for compensation or benefits of any kind not expressly set forth in the Employment Agreement or any such stock option or other equity compensation agreement (collectively, the "RELEASED CLAIMS"). In no event shall the Released Claims include any claim which arises after the date of this Agreement or any claim to vested benefits under an employee benefit plan . This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration recited in the first sentence of this paragraph, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. By signing this Agreement, Employee is bound by it. Anyone who succeeds to Employee's rights and responsibilities, such as heirs or the executor of

Employee's estate, is also bound by this Agreement. This release also applies to any claims brought by any person or agency or class action under which Employee may have a right or benefit. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

      Employee agrees not to bring or join any lawsuit against any of the Company Parties in any court relating to any of the Released Claims. Employee represents that Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency and has made no assignment of any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.

      By executing and delivering this Agreement, Employee acknowledges that:

            (a)   Employee has carefully read this Agreement;

            (b) Employee has had at least 21 days to consider this Agreement before the execution and delivery hereof to the Company;

            (c) Employee has been and hereby is advised in writing that Employee may, at Employee's option, discuss this Agreement with an attorney of Employee's choice and that Employee has had adequate opportunity to do so; and

            (d) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated in the Employment Agreement and herein; and Employee is signing this Agreement voluntarily and of Employee's own free will, and that Employee understands and agrees to each of the terms of this Agreement.

      This Agreement will not be effective unless Employee executes this Agreement before a notary public on a day after _______________ and before __________________ and delivers an original counterpart of the executed and notarized Agreement to the Company on or prior to __________________.

      Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven day period beginning on the date Employee delivers this Agreement to the Company (such seven day period being referred to herein as the "RELEASE REVOCATION PERIOD"). To be effective, such revocation must be in writing signed by Employee and must be delivered to the Chief Executive Officer of the Company before 11:59 p.m., Houston, Texas time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Agreement shall be of no force or effect and shall be null and void ab initio. No consideration shall be paid [nor increase in the vested percentage of the Initial Option shall occur] if this Agreement is revoked by Employee in the foregoing manner.

Executed on this ___________ day of _____________, _______.




                                         ---------------------------------------
                                         Chris Brewster

STATE OF _____________     ss.
                           ss.
COUNTY OF ____________     ss.

      BEFORE ME, the undersigned authority personally appeared Chris Brewster, by me known or who produced valid identification as described below, who executed the foregoing instrument and acknowledged before me that he subscribed to such instrument on this ____ day of ______________, ______.



                                         _______________________________________
                                         NOTARY PUBLIC in and for
                                         the State of __________________________
                                         My Commission Expires:_________________
                                         Identification produced:





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